Tellurian reports second quarter 2021 results

HOUSTON, Texas – (BUSINESS WIRE) August 3, 2021 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continues to build its integrated global natural gas business, entering into liquefied natural gas (LNG) sale and purchase agreements (SPAs) with Gunvor Singapore Pte Ltd and Vitol Inc. for a total of six million tonnes per annum (mtpa) in the second quarter. Subsequent to the quarter end, Tellurian also entered into LNG SPAs with Shell NA LNG LLC for an additional three mtpa, completing the sales for plants one and two of Driftwood LNG.
Tellurian ended its second quarter of 2021 with approximately $111.9 million of cash and cash equivalents and no borrowing obligations, and generated approximately $5.6 million in revenues in the quarter from natural gas sales. Based on current production and anticipated results from new wells to be drilled, Tellurian estimates the 2021 year-end exit rate for gross natural gas production to be approximately 95 million cubic feet per day (mmcf/d).
Tellurian has a strong balance sheet consisting of approximately $328.2 million in total assets. Tellurian reported a net loss of approximately $30.6 million, or $0.08 per share (basic and diluted), for the three months ended June 30, 2021.
President and CEO Octávio Simões said, “Tellurian’s strengthened balance sheet and commercial success, combined with supportive market fundamentals, enable Driftwood’s continued progression. We exercised our long-term lease option with the Port of Lake Charles and have started on owner’s projects for site preparation. Tellurian Production is also enhancing our natural gas drilling program and this integrated approach will create the physical hedge for Driftwood’s natural gas purchases for liquefaction and export.”

About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project and future drilling activity and production. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com